EXHIBIT 10.1

FIRST AMENDMENT OF
SUPPLEMENTAL DEFERRED COMPENSATION AGREEMENT

     This First Amendment of the Supplemental Deferred Compensation Agreement is made and entered into effective August 1, 2006 by and between Manufacturers and Traders Trust Company (hereinafter referred to as the “Company” and Robert E. Sadler, an individual residing at 35 New Amsterdam Avenue, Buffalo, New York 14216 (hereinafter referred to as “Executive”).

     WHEREAS, the parties hereto entered into that certain Supplemental Deferred Compensation Agreement dated March 7, 1985 (the “Agreement”); and

     WHEREAS, the parties wish to amend the Agreement to clarify and reflect the mutual understanding and intentions of the parties with respect to the Agreement and to comply with the requirements of the Internal Revenue Code as amended by the American Jobs Creation Act of 2004.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

     1. Definitions. Except as expressly stated otherwise herein, capitalized terms in this First Amendment shall have the meanings given to them in the Agreement.

     2. Amendments.

     (a) Section 1.1 of the Agreement shall be amended by deleting the words “Manufacturers and Traders Trust Company Retirement Plan and by substituting therefor “M&T Bank Corporation Pension Plan”.

     (b) Section 1.3 of the Agreement shall be amended by deleting it in its entirety and by substituting a new Section 1.3 to read as follows:

1.3	“Average Annual Compensation” and “Compensation” shall have the same meanings accorded to such words under the provisions of the Retirement Plan as in effect on December 31, 2005 and without regard to the dollar amount of annual compensation limitation under Section 401(a)(17) of the Code, as in effect and adjusted from time to time under such section.

     (c) Section 1 shall be amended by adding at the end thereof new subsections 1.8, 1.9, 1.10, 1.11, 1.12 and 1.13 to read as follows:

1.8	“Code” shall mean the Internal Revenue Code of 1986, as amended.

1.9	“Separation from Service” shall mean Executive’s separation from service (within the meaning of Section 409A of the Code) with the Company and all entities which would be considered a single employer with the Company under Section 414(b) and (c) of the Code.

1.10	“Surviving Spouse’s Benefit Commencement Date” shall mean the date on which the Surviving Spouse’s Supplemental Death Benefit becomes payable under this Agreement.

1.11	“Surviving Spouse” shall mean the spouse (as defined and interpreted under the Retirement Plan) to whom the Executive was married for at least 12 months at the time of the Executive’s death.

1.12	“Supplemental Death Benefit” shall mean an annual annuity payable over the lifetime of a Surviving Spouse upon the death of the Executive prior to Executive’s commencement of his Benefit under this Agreement as provided in Sections 3.4 and 3.5 of this Agreement.

1.13	“Earliest Retirement Age” shall mean (a) age 65, if the Executive is credited with less than 10 years of Vesting Service under the Retirement Plan or (b) age 55, if the Executive is credited with at least 10 years of Vesting Service under the Retirement Plan.

     (d) Section 2.1 shall be amended by deleting the words “termination of employment” in each place those words appear and by substituting the term “Separation from Service”.

     (e) Section 2.2 shall be amended by deleting the words “termination of employment” in each place those words appear and by substituting the term “Separation from Service”.

     (f) Section 2.3 shall be amended by deleting the words “termination of employment” and by substituting the term “Separation from Service”.

     (g) Section 3 of the Agreement shall be amended by deleting it in its entirety and by substituting a new Section 3 to read as follows:

     3. METHODS OF PAYMENT

     3.1 Payment Elections.

(a)	Not later than December 31, 2006, the Executive, in lieu of receiving his supplemental retirement benefit in the form of a single life annuity, may make an election as to the form of payment of his benefit under (b) below. The election made under this Section 3.1 shall be made in the manner prescribed by the Company.

(b)	The Executive may elect to have his benefit paid as either (i) a Five-, Ten- or Fifteen-Year Certain Life Annuity or (ii) a Joint and Survivor Annuity. In the event of an election under this paragraph (b) the monthly amount of the benefit payable shall be reduced and adjusted in the same manner as optional forms of benefit under the Retirement Plan. In the event the Executive elects an optional form of benefit pursuant to this paragraph (b) a survivor benefit shall be payable under this Agreement to the beneficiary designated by the Executive.

(c)	Subject to Sections 3.2 and 3.3 hereof, the Executive’s elections under this Section 3.1 shall be irrevocable and may not be changed, except that, if the Executive elects an annuity form of payment, then prior to his termination of employment date, the Executive may revoke his annuity election and make a new election for a different actuarially equivalent (as defined in the Retirement Plan) annuity.

3.2	Mandatory Delay in Benefit Payments. Notwithstanding Section 3.1 hereof, to the extent required by Section 409A of the Code, the Company shall delay payment to the Executive of any benefit provided under this Agreement if the Executive is a “specified employee” (as defined below) until the earlier of (a) the date that is six months after the date of any termination of employment or other event that constitutes the Executive’s Separation from Service, or (b) the date of the Executive’s death. The aggregate amount of payments otherwise payable during this delay period (plus interest thereon at the Applicable Federal Rate, provided that such interest does not cause this Agreement to violate Section 409A of the Code) shall be payable to the Executive as soon as practicable after the expiration of the delay period. For purposes of this Section 3.2, the term “specified employee” shall have the same meaning as under Section 409A of the Code.

3.3	Discretionary Delay in Payments. Notwithstanding Section 3.1 hereof, the Company may delay payment of any benefit provided under this Agreement by reason of any event(s) or condition(s) permitted under Section 409A of the Code, including without limitation, delays relating to (a) nondeductible compensation payments under Section 162(m) of the Code; (b) violations of loan agreements; and (c) violations of federal securities law or other applicable laws.

3.4	Pre-2007 Commencement of Supplemental Death Benefit. If the Surviving Spouse begins to receive pre-retirement survivor benefits under the Retirement Plan prior to January 1, 2007, the Surviving Spouse shall be paid under this Agreement a Supplemental Death Benefit hereunder beginning on the date on which the Surviving Spouse begins receiving pension or pre-retirement survivor benefits under the Retirement Plan, and the form of the payment of the Supplemental Death Benefit hereunder shall be in the same form of payment as the Surviving Spouse’s 50% pre-retirement survivor benefit under the Retirement Plan.

3.5	Post-2007 Commencement of Supplemental Death Benefit. A Supplemental Death Benefit shall be payable under this Agreement to the Surviving Spouse as follows:

(a)	If a Surviving Spouse does not begin to receive pre-retirement survivor benefits under the Retirement Plan before January 1, 2007, the Benefit Commencement Date of the Surviving Spouse’s Benefit shall be the later of the date (i) on which the Executive attains Earliest Retirement Age (or would have attained Earliest Retirement Age assuming that the

Executive terminated employment on the date of his death and survived until such age) or (ii) of the Executive’s death.

(b)	The Supplemental Death Benefit payable under this Section 3.5 shall be paid or begin to be paid on the Surviving Spouse’s Benefit Commencement Date or as soon as practicable thereafter, but later than the later of (i) December 31 of the calendar year in which the Benefit Commencement Date occurs, or (ii) the 15th day of the third calendar month following the Benefit Commencement Date.

(c)	The form of payment under this Section 3.5 shall be in the same form of payment as the Surviving Spouse’s 50% pre-retirement survivor benefits under the Retirement Plan.

     (h) Section 4.2 of the Agreement shall be amended by inserting prior to the word “Board” the following words “Nomination, Compensation and Governance Committee of the”.

     (i) Amend Section 4 of the Agreement by adding a new Section 4.7 to read as follows:

4.7	Compliance with Section 409A of the Code. This Agreement is intended to comply with the requirements of Section 409A of the Code, and shall be administered and interpreted in accordance with its requirements. If any provision of the Agreement conflicts with the requirements of Section 409A of the Code, the requirements of Section 409A shall supersede any such provisions.

     4. In all other respect the provisions of the Agreement shall remain unchanged.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first written above.

MANUFACTURERS AND TRADERS TRUST COMPANY
By:	/s/ Stephen J. Braunscheidel
Stephen J. Braunscheidel, Executive Vice President

/s/ Robert E. Sadler
Robert E. Sadler

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